UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Vanguard Natural Resources, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
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IMPORTANT VOTE OF VANGUARD NATURAL RESOURCES, LLC UNITHOLDERS

PLEASE ACT TODAY

May 14, 2012

Dear Vanguard Natural Resources Unitholder:

We have previously mailed to you proxy materials in connection with the Annual Meeting of Unitholders of Vanguard Natural Resources, LLC (“Vanguard”) to be held on May 18, 2012.

At the Annual Meeting, Vanguard unitholders are being asked to consider and vote upon:

1.	The election of the five directors to Vanguard’s Board of Directors to serve until the 2013 Annual Meeting of Unitholders;

2.	To ratify the appointment of BDO USA, LLP as independent auditor of Vanguard for the fiscal year ending December 31, 2012;

3.	To approve the First Amendment to the Vanguard Natural Resources, LLC Long-Term Incentive Plan.

According to our records, we have not received your vote for this meeting. Please note that ballot items 1 and 3 are each considered a “non-routine” item defined by the New York Stock Exchange and therefore each item requires the vote of the actual unitholder and cannot be completed by your broker. The Vanguard Board of Directors unanimously recommends that Vanguard unitholders vote “FOR” each proposal outlined above.

Your vote is extremely important, regardless of the number of common units of Vanguard that you own.

If you have any questions or need assistance voting your units, call Morrow & Co., LLC which is assisting us in the solicitation at 877-807-6385.    Thank you for your continued support.

Sincerely,

/s/ Richard A. Robert

Richard A. Robert

Executive Vice President & Chief Financial Officer

You may use one of the following simple methods to promptly provide your voting instructions:

1.      Vote by Internet: Go to the website www.proxyvote.com. Have your 12-digit control number ready (found in the box indicated by an arrow on the voting instruction form) and follow the online instructions.

2.      Vote by Telephone: Call toll-free (800) 579-1639. Have your 12-digit control number ready (found in the box indicated by an arrow on the voting instruction form) and follow the simple instructions.